                                  EXHIBIT 5.1
                                  -----------
                                                            January 15, 1999

Family Golf Centers, Inc.
225 Broadhollow Road
Melville, New York 11747

         Re:     Registration on Form S-8
                 ------------------------

Ladies and Gentlemen:

    We have acted as counsel to Family Golf Centers, Inc., a Delaware corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), to which this opinion is to be filed as an exhibit. The Registration Statement relates to the issuance of up to an aggregate of 1,500,000 shares (the "Plan Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the Family Golf Centers, Inc.'s 1998 Stock Option and Award Plan (the "Plan") and 22,500 restricted shares (the "Additional Shares," and together with the Plan Shares, the "Shares") issued to an officer of the Company as a restricted stock award outside the Plan pursuant to an employment agreement (the "Employment Agreement") between the Company and such officer.

    In so acting, we have examined such records and documents, including the Plan and made such examinations of law as we have deemed relevant in connection with this opinion. This opinion relates only to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States of America in force on the date hereof.

     Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that, when issued upon the exercise of and in accordance with the terms of stock options duly and validly granted against payment therefor, as an award pursuant to the terms of the Plan, or under the Employment Agreement, the Shares, which are then originally issued by the Company, will be validly issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           /s/ Squadron, Ellenoff, Plesent & Sheinfeld, LLP